Exhibit 10.168

                            Equity Transfer Agreement

                               Chapter 1. Parties

Article 1. The Parties to this agreement are as follows:

Party A ("Transferor"):   Marr Technologies Asia Limited ("Marr")

Registered address:       Oliaji Trade Center - 1st floor, Victoria Mahe,
                          Seychelles

Legal representative:     Janak Basnet
Position:                 Director
Nationality:              Nepali


Party B ("Transferee"):   Calypte Biomedical Corporation ("Calypte")

Registered address:       5 Centerpointe Drive, Suite 400, Lake Oswego, OR 97035

Legal representative:     Roger I. Gale
Position:                 President and CEO
Nationality:              British


           Chapter 2. Object of the Agreement and the Transfer Thereof

Article 2. Party A agrees to transfer fifty-one percent (51%) of the equity interest ("Transfer Equity") of Beijing

Marr Bio-Pharmaceutical Manufacturing Co., Ltd. ("the Company") that it owns in the Company to Party B.

Article 3. Party B agrees to accept the transfer of aforesaid fifty-one percent (51%) of the equity interest of the Company that Party A owns in the Company.

Article 4. Reference Date for the transfer: The Parties agree that the Reference Date for this equity transfer shall be the date this Agreement is approved by the examination and approval authorities after having been signed by the Parties. Before the Reference Date, rights and obligations pertaining to the Transfer Equity shall be enjoyed and borne by Party A. After the Reference Date, rights and obligations arising after the Reference Date shall be enjoyed and borne by the Parties in proportion to their respective capital contribution to the Company's registered capital (i.e. fifty-one percent (51%) by Calypte and forty-nine percent (49%) by Marr).

           Chapter 3. Amount and Method of Payment (Capital Injection)

Article 5. Schedule and method of capital contributions are as follows:

A) Party A has contributed capital in the amount of US$540,000 to the registered capital of the Company. Such capital contribution shall account for fifteen percent (15%) of the total registered capital of the Company which is US$3,600,000. Party A shall further contribute US$1,224,000 to the registered capital of the Company before November 17, 2006 when the Company's original business license will expire. Such further capital contribution shall account for thirty-four percent (34%) of the total registered capital of the Company, at which time the total capital contribution by Marr (US$1,764,000) shall account for forty-nine percent (49%) of the total registered capital of the Company.

B) Party B shall contribute US$1,836,000 to the registered capital of the Company before November 17, 2006 when the Company's original business license will expire. Such capital contribution shall account for fifty-one percent (51%) of the total registered capital of the Company.

              Chapter 4. Undertakings and Statements of the Parties

Article 6. Party A warrants that the Company has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its organization.

Article 7. Each of the Parties undertakes that except for the approval of the Company's original examination and approval authority for the transfer, it has obtained all approvals and authorizations necessary for its valid and legal execution and delivery of this Agreement, the transfer of equity and the completion of all other transactions contemplated hereby from the appropriate authorities, boards of directors, and shareholders, respectively.

Article 8. Party A undertakes that it has disclosed in writing to Party B all debts, disputes and matters related to the Company which may be adverse to Party B's acquisition of the equity interest of the Company, otherwise, the adverse legal consequences thereof shall be borne solely by Party A.

Article 9. Party A warrants that the equity interests it holds in the Company are not encumbered by any mortgage, pledge or equity dispute.

Article 10. In the event that Party A violates any of the representations, warranties or covenants contained in Article 6, 7, 8, or 9 of this Agreement, Party A shall indemnify Party B from and against all damages and direct economic losses suffered or incurred by Party B arising out of or in connection with such violation by Party A.

           Chapter 5. Performance and Liability for Breach of Contract

Article 11. Party A shall submit this Agreement and all other documents to the Company's original examination and approval authorities for approval and shall complete any other legal procedures relating to this equity transfer as soon as practicable after it has been signed by the Parties. Upon the issuance of the approval by the Company's original examination and approval authority, Party B shall own the Transfer Equity and shall be able to oppose objections raised by any third party.

                      Chapter 6. Obligations of the Parties

Article 12. The Parties will amend the Articles of Association of the Company in the form attached hereto as Annex A. Further, the Parties shall execute the amended Articles of Association of the Company for submission along with this Agreement to the Company's original examination and approval authority for approval.

Article 13. Party A shall ensure that the directors of the Company appointed by it unanimously approve the terms of this Agreement and the amended Articles of Association, and take all such other actions as Party B may consider necessary or desirable in order to implement the transfer contemplated herein.

Article 14. Concurrently with Party B's initial contribution of US$918,000, Party A shall deliver its investment certificate to the Company so that the Company may issue new investment certificates to the Parties evidencing their contributions to the Company.

                 Chapter 7. Governing Law and Dispute Resolution

Article 15. This Agreement shall be governed by and interpreted in accordance with the published laws of China.

Article 16. All disputes arising from the implementation of or in connection with this Agreement shall be settled through amicable negotiations between the Parties. If a dispute cannot be settled through consultations, it shall be submitted to the arbitration authority of China for arbitration in accordance with its arbitration procedures. The arbitration award shall be final and binding on both Parties.


  Chapter 8. Entry into effect of this Agreement and Miscellaneous Provisions

Article 17. This Agreement shall be submitted to the Company's original examination and approval authority for approval and shall become effective on the date it is approved by the examination and approval authorities.

Article 18. In the event of matters that are not covered herein, the Parties may, after consultation, enter into supplemental agreements. Any amendments or supplemental agreements to this Agreement shall become effective on the date they are approved by the examination and approval authorities and shall be integral parts hereof and shall be of equal validity hereto.

Article 19. This Agreement is made in 6 identical copies, of which, each Party shall hold one copy and the remaining 4 copies shall be submitted to the relevant governmental authorities for filing.

Article 20. This Agreement is executed on December 21, 2005 by the legal representatives or authorized representatives of the respective Parties at No. 25 Yanqi Industrial Park, Huairou District, Beijing, China

Party A: Marr Technologies Asia Limited     -- Legal Representative:


/s/ Janak Basnet
--------------------------------
Name:  Janak Basnet
Title:
Nationality:

Party B: Calypte Biomedical Corporation      -- Legal Representative:

/s/ Roger I Gale
--------------------------------
Name:  Roger I. Gale
Title:
Nationality: